UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012 (April 10, 2012)

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-28-43 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

On April 10, 2012, Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Companies”) held their 2011 Annual Meeting of Shareholders (the “Annual Meeting”).  The Companies had 2,450,424 shares of common stock issued and outstanding on the record date of February 15, 2012, of which 2,032,503 shares were present in person or by proxy at the Annual Meeting.  Shareholders voted on the following matters at the Annual Meeting: (i) the election of four directors of each of the Companies; and (ii) approval, in a non-binding advisory vote, of the compensation of the Companies’ named executive officers.  Shareholder proxies to vote on these matters were solicited as described in the Companies’ proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on February 23, 2012.  The results of the shareholder votes on these matters are as follows:

1.    Election of Directors:

The following directors were elected to the Companies’ Board of Directors to serve for a term of one year, or until their respective successors are duly elected and qualified:

BLUE RIDGE REAL ESTATE COMPANY

DIRECTOR	Votes FOR	Votes WITHHELD	Broker NON-VOTES
Bruce Beaty	2,035,737	10,692	124,562
Paul A. Biddelman	1,975,648	10,692	0
Mark Dawejko	1,975,648	10,692	0
Frederick N. Kurz, Jr.	1,851,073	10,692	124,562

BIG BOULDER CORPORATION

DIRECTOR	Votes FOR	Votes WITHHELD	Broker NON-VOTES
Bruce Beaty	2,035,770	10,692	124,542
Paul A. Biddelman	1,975,648	10,692	0
Mark Dawejko	1,975,649	10,692	0
Frederick N. Kurz, Jr.	1,851,107	10,692	124,542

2.    Non-binding advisory vote to approve the compensation of the Companies’ named executive officers:

The shareholders approved, in a non-binding advisory vote, the compensation of the Companies’ named executive officers as disclosed in the proxy statement for the Annual Meeting.

BLUE RIDGE REAL ESTATE COMPANY

Votes FOR	Votes AGAINST	ABSTENTIONS	Broker NON-VOTES
1,872,340	8,875	2,816	102,216

BIG BOULDER CORPORATION

Votes FOR	Votes AGAINST	ABSTENTIONS	Broker NON-VOTES
1,872,340	8,875	2,816	102,216

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: April 16, 2012	By: /s/ Cynthia A. Van Horn
Name: Cynthia A. Van Horn Title: CFO and Treasurer